UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

MOJO ORGANICS, INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Delaware	333-148190	26-0884348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hudson Street, 21st Floor

Jersey City, New Jersey  07302

(Address of principal executive offices) (zip code)

(201) 633-6519

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On June 15, 2015, MOJO Organics, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the "Simpson Agreement") with Glenn Simpson pursuant to which Mr. Simpson will continue to act as the Company's CEO and Chairman for a term of five (5) years as extended in consideration of (i) a base salary of $5,000 per month from June 2015 through September 2015 and then increasing to $18,500 per month, (ii) 1,544,737 shares of common stock of the Company to be issued to Mr. Simpson upon the Company generating revenue of $3,000,000 during any 12 month period during the term and (iii) an annual bonus based on performance goals established by the Board of Directors of the Company as set forth in the Simpson Agreement.

In addition, on June 15, 2015, the Company entered into an Amended and Restated Employment Agreement (the "Spinner Agreement") with Peter Spinner pursuant to which Mr. Spinner will continue to act as the Company's COO for a term of five (5) years as extended in consideration of (i) a base salary of $8,000 per month from June 2015 through September 2015 and then increasing to $16,000 per month, (ii) 252,632 shares of common stock of the Company to be issued to Mr. Spinner upon the Company generating revenue of $3,000,000 during any 12 month period during the term and (iii) an annual bonus based on performance goals established by the Board of Directors of the Company as set forth in the Simpson Agreement.

Additionally, the Company awarded its Controller, Marianne Vignone, a one-time grant of 226,485 shares of common stock of the Company (the "Vignone Grant Shares") in consideration of her previous and continued services as Controller of the Company, which such Vignone Grant Shares will be issued to Ms. Vignone upon the Company generating revenue of $3,000,000 during any 12 month period on or prior to June 26, 2025.

The issuance of the securities to the above individuals was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. The above individuals are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1 10.2

Amended and Restated Employment Agreement by and between MOJO Organics, Inc. and Glenn Simpson dated June 15, 2015

Amended and Restated Employment Agreement by and between MOJO Organics, Inc. and Peter Spinner dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO ORGANICS, INC.

Date: June 30, 2015	By:	/s/ Glenn Simpson
Glenn Simpson
Chief Executive Officer